As filed with the Securities and Exchange Commission on April 12, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NITROMED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3159793
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

45 Hayden Avenue, Suite 3000 Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2003 Stock Incentive Plan, as amended

2003 Employee Stock Purchase Plan, as amended

(Full Title of the Plan)

Kenneth M. Bate

President and Chief Executive Officer

NitroMed, Inc.

45 Hayden Avenue, Suite 3000

Lexington, Massachusetts 02421

(Name and Address of Agent For Service)

(781) 266-4000

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	1,550,000 shares (2)	$3.20(3)	$4,960,000(3)	$153.00

(1)             In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)             Consists of (i) 1,400,000 shares issuable under the Amended and Restated 2003 Stock Incentive Plan, as amended, and (ii) 150,000 shares issuable under the 2003 Employee Stock Purchase Plan, as amended.

(3)             Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on April 4, 2007.

Statement of Incorporation by Reference

This registration statement on Form S-8 is being filed to register the offer and sale of an additional (i) 1,400,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”), of NitroMed, Inc. (the “Registrant”) to be issued under the Amended and Restated 2003 Stock Incentive Plan, as amended, of the Registrant and (ii) 150,000 shares of the Common Stock to be issued under the 2003 Employee Stock Purchase Plan, as amended, of the Registrant. Pursuant to General Instruction E to Form S-8, except for Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits,” this registration statement incorporates by reference the contents of (i) the registration statement on Form S-8, File No. 333-111302, filed by the Registrant on December 18, 2003 relating to the Registrant’s Amended and Restated 1993 Equity Incentive Plan, the Registrant’s Amended and Restated 2003 Stock Incentive Plan and the Registrant’s 2003 Employee Stock Purchase Plan, (ii) the registration statement on Form S-8, File No. 333-128338, filed by the Registrant on September 15, 2005 relating to the Registrant’s Amended and Restated 2003 Stock Incentive Plan and (iii) the registration statement on Form S-8, File No. 333-134896, filed by the Registrant on June 9, 2006 relating to the Registrant’s Amended and Restated 2003 Stock Incentive Plan and the Registrant’s 2003 Employee Stock Purchase Plan.

Item 5. Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington, Massachusetts, on this 12th day of April, 2007.

NITROMED, INC.

By:	/s/ Kenneth M. Bate
Kenneth M. Bate
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of NitroMed, Inc., hereby severally constitute and appoint Argeris N. Karabelas, Ph.D. and Kenneth M. Bate, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable NitroMed, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth M. Bate	President, Chief Executive Officer and Director
Kenneth M. Bate	(principal executive officer)	April 12, 2007

/s/ James G. Ham, III	Vice President, Chief Financial Officer,
James G. Ham, III	Treasurer and Secretary (principal financial officer and principal accounting officer)	April 12, 2007

/s/ Argeris N. Karabelas, Ph.D.	Chairman of the Board	April 12, 2007
Argeris N. Karabelas, Ph.D.

/s/ Robert S. Cohen	Director	April 12, 2007
Robert S. Cohen

/s/ Frank L. Douglas, M.D., Ph.D.	Director	April 12, 2007
Frank L. Douglas, M.D., Ph.D.

/s/ Zola Horovitz, Ph.D.	Director	April 12, 2007
Zola Horovitz, Ph.D.

/s/ Mark Leschly	Director	April 12, 2007
Mark Leschly

/s/ John W. Littlechild	Director	April 12, 2007
John W. Littlechild

/s/ Joseph Loscalzo, M.D., Ph.D.	Director	April 12, 2007
Joseph Loscalzo, M.D., Ph.D.

/s/ Davey Scoon	Director	April 12, 2007
Davey Scoon

/s/ Christopher J. Sobecki	Director	April 12, 2007
Christopher J. Sobecki

INDEX TO EXHIBITS

Number	Description

3.1(1)	Restated Certificate of Incorporation of NitroMed, Inc.

3.2(1)	Amended and Restated By-laws of NitroMed, Inc.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

(1)           Previously filed with the Securities and Exchange Commission as an exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-108104), and incorporated herein by reference.